Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of C&D TECHNOLOGIES, INC. and subsidiaries (the "Company") on Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, and
333-59177) and Form S-3 (Registration  No.  333-38893) of our report,  dated May
14, 1999, on our audits of the combined financial statements of Specialty Battery Division as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, which report is included in this Form 8-K/A.


/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 14, 1999